Prudential Investment Portfolios, Inc. 10

PGIM Jennison Equity Income Fund

AMENDMENT TO SUBADVISORY AGREEMENT

Amendment to Subadvisory Agreement made this 1st day of July 2019 between PGIM Investments LLC (the Manager) and Jennison Associates LLC (Jennison).

WHEREAS the Manager and Jennison have mutually agreed to revise Schedule A of the Subadvisory Agreement, in order to reduce the subadvisory fee rate pursuant to which the Manager compensates Jennison for the services provided by Jennison to the PGIM Jennison Equity Income Fund under the Subadvisory Agreement;

NOW THEREFORE, the parties mutually agree as follows:

1.Effective as of July 1. 2019. the subadvisory fee rate schedule appearing in Schedule A is hereby deleted in its entirety, and is replaced with the following new subadvisory fee rate schedule:

0.370% on average daily net assets up to $500 million;

0.350% on average daily net assets from $500 million to $1 billion; 0.305% on average daily net assets from $1 billion to $3 billion; 0.290% on average daily net assets from $3 billion to $5 billion; 0.280% over $5 billion of average daily net assets.

2. The Subadvisory Agreement is unchanged in all other respects.

IN WITNESS WHEREOF. the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

Prudential Investment Portfolios, Inc. 10

PGIM Jennison Equity Income Fund

AMENDMENT TO SUBADVISORY AGREEMENT

Amendmt:nt to Subadvisory Agreement made this 1st day of July 2019 between PGIM Investments LLC (the Manager) and Jennison Associates LLC (Jennison).

WHEREAS the Manager and Jennison have mutually agreed to revise Schedule A of the Subadvisory Agreement, in order to reduce the subadvisory fee rate pursuant to which the Manager compensates Jennison for the services provided by Jennison to the PGIM Jennison Equity Income Fund under the Subadvisory Agreement;

NOW THEREFORE, the parties mutually agree as follows:

1.Effective as of July J, 2019, the subadvisory fee rate schedule appearing in Schedule A is hereby deleted in its entirety, and is replaced with the following new subadvisory fee rate schedule:

0.370% on average daily net assets up to $500 million;

0.350% on average daily net assets from $500 million to $1 billion; 0.305% on average daily net assets from $1 billion to $3 billion; 0.290% on average daily net assets from $3 billion to $5 billion; 0.280% over $5 billion of average daily net assets.

2. The Subadvisory Agreement is unchanged in all other respects.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.